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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2 No. 333-______) and related prospectus of Summit Securities, Inc. for the registration of $50,000,000 of Investment Certificates, Series B and Series B-1 and to the incorporation by reference therein of our report dated December 14, 2001, with respect to the consolidated financial statements and schedules of Summit Securities, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Seattle, Washington
January 18, 2002